Exhibit 99.1

Contact: First Union Real Estate Equity and Mortgage Investments Neil Koenig, Interim Chief Financial Officer
            (212) 949-1373

     NEW YORK COURT GRANTS PREFERRED HOLDER HEARING ON ALLEGATIONS REGARDING
                                 PROPOSED MERGER


FOR IMMEDIATE RELEASE - November 22, 2002 - First Union Real Estate Equity and Mortgage Investments (NYSE: FUR) announced today that the New York Supreme Court of New York County granted motions for preliminary injunction and expedited discovery filed by a purported holder of shares of First Union's Series A Cumulative Convertible Redeemable Preferred Stock, $25.00 par value (the "Preferred Shares") in connection with the proposed merger of First Union with and into Gotham Golf Corp. The court has scheduled a hearing on Tuesday, November 26 to determine whether to grant further relief to plaintiff with respect to the proposed transaction. The special meeting of common shareholders of First Union will be convened as scheduled on Monday, November 25, with the vote on the proposed merger transaction delayed and the meeting adjourned until such time as determined by First Union's Board of Trustees, subject to further court proceedings. The closing of the proposed merger transaction is scheduled to occur on December 12, 2002.

The plaintiff in the case, George Kimeldorf, filed a lawsuit in April 2002, seeking the court's certification of the lawsuit as a class action and certifying Mr. Kimeldorf as a representative of the class. Named as defendants in the lawsuit were First Union, its five current trustees and Gotham Partners, L.P. First Carolina Investors, a holder of Preferred Shares, recently filed a separate lawsuit in the New York Supreme Court for New York County.

The proposed merger transaction is subject to, among other conditions, the approval of the common shareholders of First Union and the absence of any applicable court injunction. Materials with respect to the merger approval have been filed with the Securities and Exchange Commission and were sent to the First Union shareholders in early November. In the proposed merger transaction, holders of Preferred Shares would receive preferred shares of Gotham Golf Corp, as provided for under the terms of the Preferred Shares. There are approximately 984,800 Preferred Shares outstanding.

The Company indicated that it plans to vigorously defend against the allegations made in the lawsuits and will oppose any attempts by the plaintiffs to delay or interfere with the scheduled closing of the proposed merger transaction.

INVESTORS AND SECURITY HOLDERS SHOULD READ THE DEFINITIVE MERGER AGREEMENT AND THE REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, OF GOTHAM GOLF AND SOUTHWEST SHOPPING CENTERS CO. II, LLC ("SSCC") FILED ON OCTOBER 31, 2002, TO APPRISE THEMSELVES OF THE PROPOSED TRANSACTION. IN ADDITION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/FINAL PROSPECTUS REGARDING THE PROPOSED TRANSACTION REFERENCED IN THE FOREGOING BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement/final prospectus has been filed with the Securities and Exchange Commission by First Union, Gotham Golf and SSCC and was mailed to First Union's shareholders on or about November 6, 2002. Investors and security holders may obtain a free copy of the definitive proxy statement/final prospectus and other documents filed by First Union, Gotham Golf and SSCC with the Securities and Exchange Commission at the Commission's website at www.sec.gov. The definitive proxy statement/final prospectus and these other documents may also be obtained for free from First Union.



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The definitive proxy statement/final prospectus filed on October 31, 2002 may be found at the Commission's website under the listings for either Gotham Golf
Corp. or Southwest Shopping Centers Co. II, L.L.C.

Certain statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, changes in local real estate conditions and markets, actions by competitors, interest rate movements and general economic conditions. Further information about these matters can be found in the information included in the Annual Report filed by First Union with the SEC on Form 10-K, as amended, for its fiscal year ended December 31, 2001.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed stapled-stock real estate investment trust (REIT) headquartered in New York, New York.

                                   * * * *

Collectively, as of September 30, 2002, the trustees and executive officers of First Union beneficially owned 8,256,278 First Union common shares, representing approximately 23.7% of the outstanding common shares of First Union. First Union and its respective trustees, directors, partners, executive officers and certain other related persons and employees may be soliciting or deemed to be soliciting proxies from First Union shareholders in favor of the proposed transaction. Shareholders of First Union may obtain additional information regarding the related persons and their interests by reading the definitive proxy statement/prospectus.




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